                             [Bold]BBN CORPORATION
                      1996 STOCK INCENTIVE PLAN[End-Bold]


SECTION 1.  [Italics]General Purpose of the Plan; Definitions.[End-Italics]

     The name of the plan is the BBN Corporation 1996 Stock Incentive Plan (the "Plan"). The Plan has been adopted with a view toward facilitating and increasing the long-term growth and profitability of BBN Corporation (the "Company") and its subsidiaries by promoting Common Stock ownership by key employees whose efforts can contribute to such long-term growth and profitability.

     The following terms shall be defined as set forth below:

     a. "Award" or "Awards" means either Stock Options or Restricted Stock awards or both, as the context requires.

     b.   "Board" means the Board of Directors of the Company.

     c. "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations, and interpretations.

     d. "Committee" means the Committee referred to in Section 2. If at any time no Committee shall be in office, the functions of the Committee shall be exercised by the Board.

     e. "Disability" means disability as determined in accordance with standards and procedures similar to those used under the Company's long-term disability program.

     f. "Fair Market Value" on any given date means the last sale price regular way at which Stock is traded on such date as reflected in the New York Stock Exchange-Composite Transactions Index or, where applicable, the value of a share of Stock as determined by the Committee in accordance with the applicable provisions of the Code.

     g. "Normal Retirement" means retirement from active employment with the Company and its Subsidiaries on or after the normal retirement date specified in the Company's tax qualified Retirement Trust Agreement.

     h.   "Restricted Stock Award" is defined in Section 7(a).

     i. "Stock" means the Common Stock, $1.00 par value, of the Company, subject to adjustments pursuant to Section 3.

     j. "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 6.

     k. "Subsidiary" means any corporation or other entity (other than the Company) in an unbroken chain beginning with the Company if each of the entities (other than the last entity in the unbroken chain) owns stock or other interests possessing 50% or more of the total combined voting power of all classes of stock or other interest in one of the other corporations in the chain.

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SECTION 2.  [Italics]Committee Authority to Select Participants and Determine
Awards, Etc. [End-Italics]

     The Plan shall be administered by the Compensation and Stock Option Committee of the Board, which is appointed by the Board and serves at the pleasure of the Board.

     The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

     i.   to select from among the eligible persons and entities described in
          Section 4 those to whom Awards may from time to time be granted;

     ii. to determine the time or times of Awards and the extent to which any Award will consist of Stock Options or Restricted Stock or both;

     iii. to determine the number of shares to be covered by any Award;

     iv. to determine the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants;

     v. to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts equal to interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

     vi. to adopt, alter, and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related Award Agreements); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

     All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.


SECTION 3. [Italics]Shares Issuable Under the Plan; Mergers; Substitution [End-Italics]

     a. [Italics]Shares Issuable. [End-Italics] The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 820,000, including shares issued in lieu of or upon reinvestment of dividends arising from Awards. Awards and Stock which are forfeited, reacquired by the Company, or satisfied without the issuance of Stock shall not be counted against this limit. Shares issued under the Plan shall consist of previously issued shares that have been reacquired by the Company.

     b. [Italics]Stock Dividends, Mergers, etc. [End-Italics] In the event of a stock dividend, stock split, or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock or securities on which Awards may thereafter be granted, (ii) the number and kind of shares remaining subject to outstanding Awards, and (iii) the option or purchase price in respect of such shares. In the event of any merger, consolidation, dissolution, or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and purchase price (if any) of shares subject to such Awards as it may determine, or accelerate, amend, or terminate such Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the Committee deems equitable in the circumstances).

     c. [Italics]Substitute Awards. [End-Italics] Subject to 3(a) above, the Company may grant Awards under the Plan in substitution for stock and stock based awards held by employees of or other persons providing services to another corporation (including a corporation affiliated with the Company) which corporation is merged into or consolidated with the Company or a Subsidiary or the property or stock of which is acquired by the Company or a Subsidiary. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.


SECTION 4.  [Italics]Eligibility. [End-Italics]

     Participants in the Plan will be such full or part time officers and other key employees of the Company and its Subsidiaries ("Employees") and other persons or entities who are responsible for or contribute to the management, growth, or profitability of the Company and its Subsidiaries and who are selected from time to time by the Committee. Persons who are directors of the Company, other than any such person who is a full time employee or who is providing (whether or not on a full time basis) consulting or similar services to the Company in addition to services as a director, shall not be eligible for awards under the Plan.


SECTION 5.  [Italics]Limitations on Term and Dates of Awards. [End-Italics]

     a. [Italics]Duration of Awards. [End-Italics] Subject to Sections 12(a), 12(c), and 12(d) below, no restrictions or limitations on Awards shall extend beyond 10 years from the grant date, except that deferrals, elected by participants, of the receipt of Stock or other benefits under the Plan may extend beyond such date.

     b. [Italics]Latest Grant Date. [End-Italics] No Award shall be granted after January 1, 2006, but then-outstanding Awards may extend beyond such date.

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SECTION 6.  [Italics]Stock Options. [End-Italics]

     Each Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. Only nonstatutory Stock Options -- [Italics]i.e.,[End-Italics] Stock Options that do not qualify as "incentive stock options" within the meaning of Section 422(b) of the Code -- may be granted under the Plan.

     Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

     a. [Italics]Option Price. [End-Italics] The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee and may be equal to or less than the Fair Market Value on the date of grant.

     b. [Italics]Option Term. [End-Italics] The term of each Stock Option shall be fixed by the Committee but shall not exceed 10 years from the date the option is granted.

     c. [Italics]Exercisability. [End-Italics] Stock Options shall be exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the date of grant. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option.

     d. [Italics]Method of Exercise. [End-Italics] Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check or other instrument acceptable to the Committee. As determined by the Committee, in its discretion, at or after the time of grant, payment in full or in part may also be made in the form of shares of Stock not then subject to restrictions under any Company plan (but which may include shares the disposition of which constitutes a disqualifying disposition for purposes of obtaining incentive stock option treatment for federal tax purposes), unless the Board should in any case determine otherwise. Such surrendered shares shall be valued at Fair Market Value on the exercise date. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

     e. [Italics]Non-transferability of Options. [End-Italics] No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

     f. [Italics]Termination by Death. [End-Italics] If an optionee's employment by or other service relationship with the Company and its Subsidiaries terminates by reason of death, the Stock Option may thereafter be exercised, both as to that portion which was exercisable by the optionee immediately prior to death and, except as otherwise determined by the Committee, as to any remaining portion, by the legal representative or legatee of the optionee, for a period of three years (or such other period, not to exceed three years, as the Committee shall specify at or after the time of grant) from the date of death or until the expiration of the stated term of the option, if earlier.

     g. [Italics]Termination by Reason of Disability. [End-Italics] Any Stock Option held by an optionee whose employment by or other service relationship with the Company and its Subsidiaries has terminated, or who has been designated an inactive employee, by reason of Disability may thereafter be exercised to the extent it was exercisable at the time of the earlier of such termination or such designation (or on such accelerated basis as the Committee shall at any time determine prior to such termination or designation) for a period of three years (or such other period, not to exceed three years, as the Committee shall specify at or after the time of grant) from the date of such termination of employment or other service relationship or designation or until the expiration of the stated term of the option, if earlier. Except as otherwise provided by the Committee at the time of grant, the death of an optionee during the final year of such exercise period shall extend such period for one year following death, or until the expiration of the stated term of the option, if earlier. The Committee shall have the authority to determine whether a participant has been terminated or designated an inactive employee by reason of Disability.

     h. [Italics]Termination by Reason of Normal Retirement. [End-Italics] If an optionee's employment by the Company and its Subsidiaries terminates by reason of Normal Retirement, any Stock Option held by such optionee may thereafter be exercised to the extent that it was then exercisable (or on such accelerated basis as the Committee shall at any time determine) for a period of three years (or such other period, not to exceed three years, as the Committee shall specify at or after the time of grant) from the date of Normal Retirement or until the expiration of the stated term of the option, if earlier. Except as otherwise provided by the Committee at the time of grant, the death of an optionee during the final year of such exercise period shall extend such period for one year following death, or until the expiration of the stated term of the option, if earlier.

     i. [Italics]Other Termination. [End-Italics] Unless otherwise determined by the Committee, if an optionee's employment by or other service relationship with the Company or its Subsidiaries terminates for any reason other than death, Disability or Normal Retirement, any Stock Option held by such optionee may thereafter be exercised to the extent it was exercisable on the date of termination of employment or other termination of the service relationship (or on such accelerated basis as the Committee shall determine at or after the time of grant) for a period of sixty (60) days (or such longer period up to three years as the Committee shall specify at or after the time of grant) from the date of termination of employment or other termination of the service relationship or until the expiration of the stated term of the option, if earlier, [Italics]provided,[End-Italics] that if the optionee's employment or other service relationship is terminated for "cause" as a result of the optionee's misconduct which, in the judgment of the Committee, casts discredit on him or her, or is otherwise harmful to the business, interests or reputation of the Company, its parent, or a Subsidiary, all Stock Options shall terminate immediately.

          For purposes of the preceding paragraph, if an optionee's employment by the Company or its Subsidiaries is terminated under circumstances entitling the optionee to cash severance pay under any written severance plan, program, policy, or agreement of the Company or its Subsidiaries in force at the time of such termination of employment (a "Severance Program"), then except as otherwise determined by the Committee any Stock Option held by the optionee at termination of employment shall be treated as "exercisable on the date of termination of employment" as to those shares for which it was in fact exercisable immediately prior to termination of employment plus any additional shares for which it would have become exercisable during the severance period (as hereinafter defined) had the optionee remained employed by the Company or its Subsidiaries. For purposes of the preceding sentence, the severance period in the case of any terminated employee entitled to severance under a Severance Program shall be the period of weeks over which his or her cash severance, if paid as salary continuation, would have been paid (whether or not such severance is in fact so paid in such form).

     j. [Italics]Form of Settlement. [End-Italics] Subject to Sections 12(a), 12(c), and 12(d) below, shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except that the Committee in its discretion may provide at time of grant that the shares to be issued upon the exercise of a Stock Option shall be in the form of Restricted Stock, or may reserve the right to so provide after time of grant.


SECTION 7.  [Italics]Restricted Stock; Unrestricted Stock. [End-Italics]

     a. [Italics]Nature of Restricted Stock Award. [End-Italics] A Restricted Stock Award is an Award entitling the recipient to acquire shares of Stock for a purchase price (which may be zero), subject to such conditions, including a Company right during a specified period or periods to repurchase such shares at their original purchase price (or to require forfeiture of such shares, if the purchase price was zero) upon the participant's termination of employment or other service relationship, as the Committee may determine at the time of grant. The original purchase price, if any, shall be determined by the Committee.

     b. [Italics]Award Agreement. [End-Italics] A participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award (within such period following the award date as the Committee may specify) by making payment to the Company by certified or bank check or other instrument acceptable to the Committee in an amount equal to the specified purchase price, if any, of the shares covered by the Award and by executing and delivering to the Company a Restricted Stock Award Agreement in such form as the Committee shall determine.

     c. [Italics]Rights as a Shareholder. [End-Italics] Upon complying with paragraph (b) above, a participant shall have all the rights of a shareholder with respect to the Restricted Stock including voting and dividend rights, subject to nontransferability restrictions and Company repurchase or forfeiture rights described in this Section and subject to any other conditions contained in the Award Agreement. Unless the Committee shall otherwise determine, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares are free of any restrictions under the Plan.

     d. [Italics]Restrictions. [End-Italics] Shares of Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of except as specifically provided herein. In the event of termination of employment or other service relationship of the participant with the Company and its Subsidiaries for any reason, such shares shall be resold to the Company at their purchase price, or forfeited to the Company if the purchase price was zero, except as set forth below.

          i. The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of performance goals and other conditions) on which the nontransferability of the Restricted Stock and the obligation to resell or forfeit such shares to the Company shall lapse. The Committee at any time may accelerate such date or dates and otherwise waive or, subject to Section 10, amend any conditions of the Award.

          ii. Except as may otherwise be provided in the Award Agreement, in the event of termination of employment by or other service relationship of a participant with the Company and its Subsidiaries for any reason (including death), the participant or the participant's legal representative shall offer to resell to the Company, at the price paid therefor, all Restricted Stock, and the Company shall have the right to purchase the same at such price, or if the price was zero to require forfeiture of the same, provided that except as provided in the Award Agreement, the Company must exercise such right of repurchase or forfeiture not later than the 60th day following such termination of employment or other service relationship.

     e. [Italics]Waiver, Deferral, and Investment of Dividends. [End-Italics] The Restricted Stock Award Agreement may require or permit the immediate payment, waiver, deferral, or investment of dividends paid on the Restricted Stock.

     f. [Italics]Unrestricted Stock.[End-Italics] The Committee may, in its sole discretion, grant (or sell at such purchase price as the Committee determines) to any participant shares of Stock free of restrictions under the Plan ("Unrestricted Stock"). Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration.

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SECTION 8.  [Italics]Deemed Dividends; Deferrals; Supplemental Grants.[End-
Italics]

     a. [Italics]Deemed Dividend Payments; Deferrals. [End-Italics] Without limiting the right of the Committee to specify different terms, the Committee may require or permit the immediate payment, waiver, deferral, or investment of dividends or deemed dividends payable or deemed payable on Stock subject to an Award.

     b. [Italics]Supplemental Grants. [End-Italics] The Company may in its sole discretion make a loan to the recipient of an Award hereunder, either on or after the date of grant of such Award. Such loans may be made either in connection with the exercise of a Stock Option or in connection with the payment of any federal income tax in respect of income recognized with respect to Restricted Stock. The Committee shall have full authority to decide whether to make a loan hereunder and to determine the amount, term, and provisions of any such loan, including the interest rate (which may be zero) charged in respect of any such loan, whether the loan is to be secured or unsecured, the terms on which the loan is to be repaid and the conditions, if any, under which it may be forgiven. However, no loan hereunder shall provide or reimburse to the borrower the amount used by him for the payment of the par value of any shares of Common Stock issued, have a term (including extensions) exceeding ten years in duration, or be in an amount exceeding the total exercise or purchase price paid by the borrower under an Award or for related Stock under the Plan plus an amount equal to the cash payment permitted in the following paragraph.

          The Committee may at any time authorize a cash payment, in respect of the grant or exercise of an Award under the Plan or the lapse or waiver of restrictions under an Award, which shall not exceed the amount which would be required in order to pay in full the federal income tax due as a result of income recognized by the recipient under both the Award and such cash payment, in each case assuming that such income is taxed at the regular maximum marginal rate applicable to individuals under the Code as in effect at the time such income is includable in the recipient's income. Subject to the foregoing, the Committee shall have complete authority to decide whether to make such cash payments in any case, to make provision for such payments either simultaneously with or after the grant of the associated Award, and to determine the amount of each such payment.

SECTION 9.  [Italics]Transfer, Leave of Absence, Etc. [End-Italics]

     For purposes of the Plan, the following events shall not be deemed a termination of employment:

     a. a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

     b. an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

For purposes of Section 6(i) and Section 7(a), except as otherwise determined by the Committee an optionee employed as an employee by the Company and its Subsidiaries shall be treated as having incurred a termination of employment by or other service relationship with the Company and its Subsidiaries on the date he or she ceases to be an employee, whether or not he or she continues to provide services to the Company or its Subsidiaries on some other basis.

SECTION 10.  [Italics]Amendment and Termination. [End-Italics]

     The Board may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent.


SECTION 11.  [Italics]Status of Plan. [End-Italics]

     With respect to the portion of any Award which has not been exercised and any payments in cash, stock, or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.


SECTION 12  [Italics]General Provisions. [End-Italics]

     a. [Italics]No Distribution; Compliance with Legal Requirements, etc. [End-Italics] The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

     b.        [Italics]Other Compensation Arrangements; No Employment Rights.
          [End-Italics] Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. Without limiting the foregoing, nothing herein shall be construed as limiting the right of an individual receiving or holding an Award hereunder from being awarded, or from continuing to hold, an award under the Company's 1986 Stock Incentive Plan. The adoption of the Plan does not confer upon any employee or other person any right to continued employment by or the continuation of any service relationship with the Company or a Subsidiary, nor does it interfere in any way with the right of the Company or a Subsidiary to terminate the employment or other service relationship that may exist between it and any person.

     c. [Italics]Tax Withholding, etc. [End-Italics] Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

     d. [Italics]Cancellation of Awards. [End-Italics] The Committee may provide, with respect to any Award, that the Award shall be canceled or rescinded and any associated shares forfeited, and that the participant be obligated to pay to the Company any gain received upon exercise or vesting, in the event that the participant competes with the Company or its Subsidiaries, discloses confidential information of the Company or its Subsidiaries, or otherwise is not in compliance with any provision of the Award, in each case on such terms and conditions as the Committee considers appropriate in the circumstances.

SECTION 13.  [Italics]Effective Date of Plan. [End-Italics]

     The Plan shall be effective as of January 17, 1996, the date of its adoption by the Board.